SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                        Date of Report: November 4, 2003
                        (Date of earliest event reported)



                             DRS Technologies, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                       1-08533                  13-2632319
    (State or Other            (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                              Identification No.)


                   5 Sylvan Way, Parsippany, New Jersey 07054
                    (Address of Principal Executive Offices)


                                 (973) 898-1500
              (Registrant's telephone number, including area code)


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Item 2. Acquisition or Disposition of Assets

         On November 4, 2003, the registrant completed the previously announced merger of MMC3 Corporation, a wholly-owned subsidiary of the registrant ("Merger Sub"), into Integrated Defense Technologies, Inc. ("IDT"), pursuant to the Agreement and Plan of Merger dated as of August 15, 2003 among the registrant, Merger Sub and IDT (the "Merger Agreement"). As a result of the acquisition, IDT has become the registrant's wholly-owned subsidiary. IDT is a developer and provider of advanced electronics and technology products to the defense and intelligence industries.

         Under the terms of the Merger Agreement, the total consideration for the acquisition, including $175 million of IDT's net debt which was refinanced, was approximately $543 million before transaction expenses. Each share of IDT common stock outstanding at the effective time of the merger has been converted into the right to receive $12.25 in cash and 0.2027 of a share of the registrant's common stock. The registrant will issue approximately 4,323,172 shares of common stock to former IDT stockholders.

         To finance the acquisition, the registrant entered into a new credit facility and issued senior subordinated notes. The credit facility was entered into on November 4, 2003 with Wachovia Bank, National Association and Bear, Stearns Corporate Lending, Inc. The credit facility provides the registrant with $411 million in cash. The credit facility consists of (1) a seven-year term loan in an aggregate principal amount of $236 million, with principal repayable in quarterly installments at a rate of 1.00% per year and the balance to be repaid in equal quarterly installments beginning on December 31, 2009 and (2) a five-year revolving credit facility in an aggregate principal amount of $175 million, to be repaid in full on the fifth anniversary of the closing date of the facility. The registrant issued $350 million aggregate principal amount senior subordinated notes due 2013 (the "Notes") on October 30, 2003. The Notes were issued pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended. The notes bear interest at 6 7/8% and are guaranteed by certain of DRS's wholly-owned U.S. subsidiaries.

         The foregoing summary of the merger is qualified in its entirety by the specific terms and provisions of the Merger Agreement. The Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on August 19, 2003 and is incorporated herein by reference.

         On November 4, 2003, the registrant issued a press release regarding the closing of the merger contemplated by the Merger Agreement. The press release is included herewith as Exhibit 99.1


Item 7. Financial Statements and Exhibits

         (a) In reliance on instruction B.3 of Form 8-K, the financial statements of IDT required under this Item 7(a) have not been provided. These financial statements were previously filed with the SEC in the registrant's Amendment No. 1 to Registration Statement on Form S-4, dated October 9, 2003.


         (b) DRS will file the required unaudited pro forma financial information in connection with the transaction by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K must be filed.


         (c)      Exhibits.

         2.1 Agreement and Plan of Merger dated August 15, 2003 among the registrant, Merger Sub and IDT (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the registrant on August 19, 2003).

         99.1     Press release issued on November 4, 2003 by the registrant.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      DRS TECHNOLOGIES, INC.




Dated as of:  November 4, 2003                  By:   /s/ Nina L. Dunn
                                                --------------------------
                                         Name:  Nina L. Dunn
                                                Title: Executive Vice President,
                                                General Counsel and
                                                Secretary





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                                  EXHIBIT INDEX



Exhibit No.       Description

2.1 Agreement and Plan of Merger dated August 15, 2003, among the registrant, Merger Sub and IDT (Registration Statement No. 333-108704, Amendment No. 1 to Form S-4, Exhibit 2.1).

99.1 Press release issued on November 4, 2003 by the registrant.